As filed with the Securities and Exchange Commission on February 1, 2007

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0485570
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5480 Great America Parkway Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Atheros Communications, Inc. 2004 Stock Incentive Plan, and

Atheros Communications, Inc. 2004 Employee Stock Purchase Plan

(Full title of the plans)

Dr. Craig H. Barratt	Copy to:
President and Chief Executive Officer	Davina K. Kaile, Esq.
Atheros Communications, Inc.	Pillsbury Winthrop Shaw Pittman LLP
5480 Great America Parkway	2475 Hanover Street
Santa Clara, CA 95054	Palo Alto, CA 94304
(Name, address and telephone number of agent for service)	(650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0005 per share: To be issued under the Atheros Communications, Inc. 2004 Stock Incentive Plan	2,715,205	$23.69	$64,323,207	$6,883
Common Stock, par value $0.0005 per share: To be issued under the Atheros Communications, Inc. 2004 Employee Stock Purchase Plan	678,801	$23.69	$16,080,796	$1,721
Total Registration Fee	N/A	N/A	N/A	$8,604

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on January 30, 2007.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT

TO GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission on February 26, 2004 (File No. 333-113100), March 11, 2005 (File No. 333-123274) and March 10, 2006 (File No. 333-132346) are hereby incorporated by reference.

Part II

Incorporation of Documents by Reference

The following documents previously filed by Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(1) Registrant’s Annual Report on Form 10-K (File No. 0-50534) for the year ended December 31, 2005.

(2) Registrant’s Quarterly Reports on Form 10-Q (File No. 0-50534) for the quarters ended March 31, 2006 (as amended on Form 10-Q/A filed on June 12, 2006), June 30, 2006 and September 30, 2006.

(3) Registrant’s Current Reports on Form 8-K (File No. 0-50534) filed with the Commission on January 23, January 31, March 7, April 21, April 28, October 27, November 27 and December 22, 2006.

(4) The description of Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed December 30, 2003 (File No. 0-50534) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions thereof furnished under Item 2.02 or 7.01 of Form 8-K), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

99.1*	Atheros Communications, Inc. 2004 Stock Incentive Plan.

99.2**	Atheros Communications, Inc. 2004 Employee Stock Purchase Plan.

*	Incorporated by reference to Exhibit 10.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).
**	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 0-50534) filed on April 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Santa Clara, State of California, on the 1st day of February, 2007.

ATHEROS COMMUNICATIONS, INC.

By	/s/ Craig H. Barratt
Craig H. Barratt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Craig H. Barratt and Jack R. Lazar and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Craig H. Barratt Craig H. Barratt	President, Chief Executive Officer and Director (Principal Executive Officer)	February 1, 2007

/s/ Jack R. Lazar Jack R. Lazar	Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)	February 1, 2007

/s/ David D. Torre David D. Torre	Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 1, 2007

/s/ John L. Hennessy John L. Hennessy	Chairman of the Board	February 1, 2007

/s/ Daniel A. Artusi Daniel A. Artusi	Director	February 1, 2007

/s/ Forest Baskett Forest Baskett	Director	February 1, 2007

/s/ Teresa H. Meng Teresa H. Meng	Director	February 1, 2007

/s/ Marshall L. Mohr Marshall L. Mohr	Director	February 1, 2007

/s/ Andrew S. Rappaport Andrew S. Rappaport	Director	February 1, 2007

/s/ Willy C. Shih Willy C. Shih	Director	February 1, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Pillsbury Winthrop Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

99.1*	Atheros Communications, Inc. 2004 Stock Incentive Plan.

99.2**	Atheros Communications, Inc. 2004 Employee Stock Purchase Plan.

*	Incorporated by reference to Exhibit 10.3 to Amendment No. 4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-110807).
**	Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 0-50534) filed on April 21, 2006.